                           SCHEDULE 14A - INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934
                               (Amendment No. __)

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[X] Preliminary  Proxy Statement
[ ] Confidential,  for Use of the Commission Only (as permitted by
         Rule 14a-6(e)(2))
[ ] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12

                                Legg Mason, Inc.
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


- --------------------------------------------------------------------------------
 (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]      $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or
              Item  22(a)(2)  of  Schedule  14A.
[ ]      $500 per each party to the  controversy  pursuant to Exchange  Act Rule
              14a-6(i)(3).
[ ]      Fee  computed on table below per  Exchange  Act Rules  14a-6(i)(4)  and
              0-11.

         1)   Title of each class of securities to which transaction applies:
              ---------------------------------------------------------------

         2)   Aggregate number of securities to which transaction applies:
              ---------------------------------------------------------------

         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
              ---------------------------------------------------------------

         4)   Proposed maximum aggregate value of transaction:
              ---------------------------------------------------------------

         5)   Total fee paid:
              ---------------------------------------------------------------

[ ]      Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1)  Amount Previously Paid:
             ---------------------------------------------------------------

         2)  Form, Schedule or Registration Statement No.:
             ---------------------------------------------------------------

         3)  Filing Party:
             ---------------------------------------------------------------

         4)  Date Filed:
             ---------------------------------------------------------------

                                Legg Mason Tower
                            111 South Calvert Street
                            Baltimore, Maryland 21202



                                                                   June __, 1996



Dear Stockholder:

         You are cordially invited to attend the Annual Meeting of Stockholders which will be held at the Renaissance Harborplace Hotel (formerly known as the Stouffer), 202 East Pratt Street, Baltimore, Maryland at 10:00 a.m. on Wednesday, July 24, 1996. On the following pages you will find the formal Notice of Annual Meeting and Proxy Statement.

         Whether or not you plan to attend the meeting in person, it is important that your shares be represented and voted at the meeting. Accordingly, please date, sign and return the enclosed proxy card promptly.

         I hope that you will attend the meeting and look forward to seeing you there.

                                             Sincerely,



                                             RAYMOND A. MASON
                                             Chairman of the Board
                                             and President

                                LEGG MASON, INC.



                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            Wednesday, July 24, 1996




To the Stockholders of LEGG MASON, INC.:


         The Annual Meeting of Stockholders of Legg Mason, Inc., a Maryland corporation, will be held at the Renaissance Harborplace Hotel, 202 East Pratt Street, Baltimore, Maryland, on July 24, 1996, at 10:00 a.m. to consider and vote upon:

                  (1)       The election of six directors for the three-year
         term     ending in 1999.

                  (2)      Approval of the Legg Mason, Inc. 1996 Equity
         Incentive Plan.

                  (3) Amendment of the Legg Mason, Inc. Articles of Incorporation to increase the number of authorized shares of Common Stock from 20,000,000 to 100,000,000.

                  (4) Ratification of the appointment of Coopers & Lybrand L.L.P. as independent auditors of the Company for the fiscal year ending March 31, 1997.

                  (5) Any other matter that may properly come before the meeting or any adjournment thereof.

         The Board of Directors has fixed the close of business on May 20, 1996 as the date for determining stockholders of record entitled to notice of and to vote at the Annual Meeting.

         Your attention is directed to the accompanying Proxy Statement and 1996 Annual Report to Stockholders.


                                             By order of the Board of Directors



                                             CHARLES A. BACIGALUPO
                                             Secretary

June __, 1996

                                LEGG MASON, INC.
                                Legg Mason Tower
                            111 South Calvert Street
                            Baltimore, Maryland 21202



                                 PROXY STATEMENT



                         ANNUAL MEETING OF STOCKHOLDERS
                            Wednesday, July 24, 1996




         The enclosed proxy is solicited by the Board of Directors of Legg Mason, Inc. (the "Company") and is revocable at any time prior to its exercise. The cost of soliciting proxies will be borne by the Company. In addition to solicitation by mail, proxies may be solicited by officers, directors and regular employees of the Company personally or by telephone or telegraph, and the Company may reimburse brokers, banks, custodians, nominees and other fiduciaries for their reasonable out-of-pocket expenses in forwarding proxy materials to their principals. This proxy material is being sent to stockholders on or about June __, 1996.

         Stockholders of record at the close of business on May 20, 1996 are entitled to notice of and to vote at the meeting. As of the close of business on that date, there were outstanding and entitled to vote 15,402,627 shares of Common Stock, $.10 par value ("Common Stock"), each of which is entitled to one vote. See "Security Ownership of Management and Principal Stockholders" for information regarding ownership of the Common Stock.

         Directors are elected by a plurality of the votes cast by the holders of shares of Common Stock present in person or represented by proxy at the meeting, with a quorum present. For purposes of the election of directors, abstentions and broker non-votes do not affect the plurality vote. The affirmative vote of a majority of the shares of Common Stock in attendance or represented at the meeting is required to approve the Legg Mason, Inc. 1996 Equity Incentive Plan, and the affirmative vote of a majority of the votes entitled to be cast on the matter is required for approval of the amendment of the Legg Mason, Inc. Articles of Incorporation. Abstentions and broker non-votes will have the same effect as a negative vote with respect to these two matters.

                              ELECTION OF DIRECTORS

         The Company's Board of Directors is divided into three classes. Each year one class is elected to serve for a term of three years. The stockholders will vote at this Annual Meeting for the election of six directors for the three-year term expiring at the Annual Meeting of Stockholders in 1999. All nominees presently serve as directors.

         The persons named in the enclosed proxy will vote for the election of the nominees named below unless authority to vote is withheld. In the event any nominee is unable to serve, the persons named in the proxy will vote for such substitute nominee as they, in their discretion, shall determine. The Board of Directors has no reason to believe that any nominee named herein will be unable to serve.

         The following material contains information concerning the nominees for election and those directors whose terms continue beyond the date of the Annual Meeting.

Nominees for Director for the Term Expiring in 1999

         Raymond A. Mason, age 59, has served as Chairman of the Board and President of the Company since its inception in 1981. He has served as Chairman and Chief Executive Officer of Legg Mason Wood Walker, Incorporated ("LMWW"), the Company's principal subsidiary, since 1975, and was its President from 1970 to November 1985. Prior to 1970, he was President of Mason & Company, Inc., which he founded in 1962. Mr. Mason is Chairman of the Board of the Legg Mason Value Trust, Inc., the Legg Mason Total Return Trust, Inc. and the Legg Mason
Special Investment Trust, Inc. He is a director of Environmental Elements Corporation and Giant Food Inc.

         James W. Brinkley, age 59, has been a director of the Company since its inception in 1981 and has served as a Senior Executive Vice President of the Company since December 1983. In November 1985, he became President of LMWW, having served as an Executive Vice President of LMWW since 1970. Mr. Brinkley has primary responsibility for LMWW's retail sales and marketing activities.

         Nicholas J. St. George, age 57, has been a director of the Company since July 1983. Since February 1979, he has been the President and Chief Executive Officer of Oakwood Homes Corporation, a manufacturer and retailer of manufactured homes. Mr. St. George was the Director of Corporate Development for Ferguson Enterprises, Inc., a wholesale plumbing supplier, from 1976 to 1979 and was Group Vice President of LMWW, where he was engaged in investment banking activities, from 1973 to 1976. Mr. St. George is a director of Oakwood Homes Corporation and American Bankers Insurance Group, Inc.

         Richard J. Himelfarb, age 54, has served as a director of the Company and as an Executive Vice President of the Company and LMWW since November 1983. He has been a Senior Executive Vice President of the Company and LMWW since July 1995. He is responsible for supervising corporate, real estate and partnership finance activities of LMWW and other subsidiaries of the Company. From 1967 until joining the Company in 1983, Mr. Himelfarb was engaged in the private practice of law.

         Roger W. Schipke, age 59, has been a director of the Company since January 1991. He is engaged in private investment activities. From August 1993 through May 1996, he was Chairman of the Board and Chief Executive Officer of Sunbeam Corporation, a manufacturer of consumer products. From May 1990 to July 1993, he was Chairman of the Board, President and Chief Executive Officer of The Ryland Group, Inc. Prior to May 1990, Mr. Schipke served 29 years in various executive capacities with the General Electric Company, most recently as Senior Vice President of the Appliance Group. Mr. Schipke is a director of Brunswick Corporation, Oakwood Homes Corporation and the Rouse Company.

         Edward I. O'Brien, age 67, has been a director of the Company since February 1993. He serves in an advisory capacity to certain entities in the securities business, having served as a consultant to the Securities Industry Association (the "SIA") from December 1992 to November 1993, and as its President from 1974 to December 1992. From 1955 to 1974, Mr. O'Brien served in various capacities with Bache & Co. (now Prudential Securities Incorporated), including as a general partner, Chairman of the Executive Committee and Director. Mr. O'Brien is a director of a number of mutual funds in the Neuberger & Berman mutual fund complex.

Directors Continuing in Office

                    Directors whose terms will expire in 1997

         Charles A. Bacigalupo, age 62, has been a director and the Secretary of the Company since its inception in 1981 and has served as a Senior Vice President of the Company since May 1982. He has served as a Senior Vice President and Secretary of LMWW since 1970. He is the director of LMWW's legal and compliance department. Mr. Bacigalupo is Chairman of the Board of Legg Mason Capital Management, Inc.

         Harry M. Ford, Jr., age 63, has been a director of the Company since its inception in 1981 and has served as a Senior Vice President of the Company since May 1982. He has been a Vice President of LMWW since 1976 and a Senior Vice President since 1978. He joined Legg & Co. in 1964. Mr. Ford's principal occupation is as an investment executive with LMWW.

         Margaret DeB. Tutwiler, age 45, has, since May 1993, been engaged in the public relations and strategic communications business through firms of which she has been the sole or a principal owner. Prior to May 1993, she held various positions in government service, including from August 1992 to January 1993 Assistant to the President for Communications, The White House; from March 1989 to August 1992 Assistant Secretary of State for Public Affairs and Department Spokesman, U.S. Department of State; from January 1989 to March 1989 Consultant, U.S. Department of State; from November 1988 to January 1989 Senior Advisor, Transition Team, U.S. Department of State; from February 1985 to August 1988 Assistant Secretary for Public Affairs and Public Liaison, U.S. Department of the Treasury; from July 1984 to February 1985 Deputy Assistant to the President for Political Affairs, The White House; and from January 1981 to July 1984 Special Assistant to the President and Executive Assistant to the Chief of Staff, The White House.

         James E. Ukrop, age 58, has been a director of the Company since January 1985. Since 1975, he has been the principal executive officer of Ukrop Super Markets, Inc., which operates a chain of supermarkets in Virginia. Mr. Ukrop is a director of Owens & Minor, Inc. and Richfood Holdings, Inc.

         John E. Koerner, III, age 53, has been a director of the Company since October 1990. He has been the President of Koerner Capital Corporation, a private investment corporation, since August 1995. From 1976 until August 1995 he was President of Barq's, Inc., a soft drink producer and distributor.

         Peter F. O'Malley, age 57, has been a director of the Company since April 1992. He has been Of Counsel to the law firm of O'Malley, Miles, Nylen & Gilmore and its predecessor, O'Malley & Miles, since 1989. Prior to that time he was Managing Partner of O'Malley & Miles. Mr. O'Malley is a director of Potomac Electric Power Company, Giant Food Inc. and Forensic Technologies International Corp.

                    Directors whose terms will expire in 1998

         Edmund J. Cashman, Jr., age 59, has been a director of the Company since its inception in 1981 and has served as a Senior Executive Vice President of the Company since December 1983. He has been an Executive Vice President of LMWW since 1977. He is responsible for supervising LMWW's syndicate, fixed-income securities and institutional sales activities. Mr. Cashman is also President and a director of the Legg Mason Tax-Exempt Trust, Inc.; Vice Chairman of the Board of Legg Mason Income Trust, Inc.; Presi dent and a trustee of the Legg Mason Tax-Free Income Fund, and a director of Worldwide Value Fund, Inc. and EA Engineering, Science, and Technology, Inc.

         John F. Curley, Jr., age 56, has served as Vice Chairman of the Company and of LMWW since February 1982. He is the Chief Administrative Officer of the Company. Mr. Curley is President and a director of the Legg Mason Value Trust, Inc., the Legg Mason Total Return Trust, Inc. and the Legg Mason Special Investment Trust, Inc., and is Chairman of the Board of the Legg Mason Tax-Exempt Trust, Inc., the Legg Mason Income Trust, Inc., the Legg Mason Cash Reserve Trust, the Legg Mason Tax-Free Income Fund, the Legg Mason Global Trust, Inc., and the Legg Mason Investors Trust, Inc.

         John B. Levert, Jr., age 65, has been a director of the Company since February 1987. He is Chairman of the Board and President of Howard Weil Financial Corporation, a financial services holding company acquired by the Company in February 1987, and since January 1985 has been Chairman of the Board of Howard, Weil, Labouisse, Friedrichs Incorporated ("HWLF"), the principal subsidiary of Howard Weil Financial Corporation. From March 1975 until January 1985, Mr. Levert was President of HWLF.

         William Wirth, age 65, was employed by Credit Suisse from 1961 until his retirement in March 1994. From 1977 to 1994, Dr. Wirth served as a member of the Credit Suisse Executive Board with responsibility for various areas of asset management, institutional investment counseling, mutual funds, economic research and financial analysis. He continues to occupy positions in several entities within the CS Holding Group, an international financial organization, including Chairman of the Board of Bank Hofmann AG, Zurich. He is also a Vice Chairman of Deutsche Bank (Switzerland) AG, Geneva.

         Harold L. Adams, age 57, has been a director of the Company since January 1988. He has been the Chairman of RTKL Associates, Inc., an international architecture, engineering and planning firm, since 1987 and the President of the firm since 1969.

         W. Curtis Livingston, age 52, has been a director of the Company since 1989 and has served as the President and Chief Executive Officer of Western Asset Management Company since August 1984, having served as Senior Vice President of that firm since 1980. Western Asset Management Company is an investment advisory firm acquired by the Company in December 1986. Mr. Livingston is a director of Western Asset Trust, Inc.

Committees of the Board - Board Meetings

         The Board of Directors has an Audit Committee and a Compensation Committee. It does not have a nominating committee.

         The Audit Committee, which consists of Messrs. St. George (Chairman), O'Brien and Schipke, is primarily concerned with the effectiveness of the audits of the Company by the Company's
independent  auditors.  Its  duties  include:   recommending  the  selection  of
independent auditors; reviewing the scope of the audits conducted by them, as well as the results of their audits; meeting with the Company's internal auditors; and reviewing the organization and scope of the Company's internal system of accounting and financial controls.

         The Compensation Committee, which consists of Messrs. Adams (Chairman), Koerner and Ukrop, is responsible for recommending and approving the compensation of the senior executive officers of the Company. The Compensation Committee also serves as the administrative committee of certain of the Company's employee benefit plans.

         During the fiscal year ended March 31, 1996, the Board of Directors met four times, the Audit Committee three times, and the Compensation Committee five times. Each director attended 75% or more of the aggregate number of meetings of the Board and all committees of the Board on which the director served.

Compensation of Directors

         Directors who are not employees of the Company receive an annual retainer of $15,000, a fee of $2,000 for each Board meeting attended, and reimbursement of expenses for attendance at meetings. Committee members also receive an annual retainer of $1,000 ($2,000 for the committee chair) for service in that capacity.

         Under the terms of the Legg Mason, Inc. 1988 Non-Employee Director Stock Option Plan, which covers an aggregate of up to 175,000 shares of Common Stock, each non-employee director is granted, on the date he is first elected as a director, an option to purchase 2,000 shares of Common Stock, and, on the date of each subsequent Annual Meeting of Stockholders, an option to purchase an additional 2,000 shares. All options have an exercise price equal to the fair market value of the Common Stock on the date of grant. The options are exercisable immediately upon the date of grant and have a ten-year term, subject to earlier termination in the event the optionee ceases to be a director of the Company. During the fiscal year ended March 31, 1996, each of Messrs. Adams, Koerner, O'Brien, O'Malley, Schipke, St. George, Ukrop and Wirth and Ms. Tutwiler received an option to purchase 2,000 shares of Common Stock.


           SECURITY OWNERSHIP OF MANAGEMENT AND PRINCIPAL STOCKHOLDERS

         The following table sets forth information regarding the ownership of Common Stock of the Company as of May 20, 1996 by each director and nominee for director, each executive officer named in the Summary Compensation Table, all executive officers, directors and nominees as a group, and each person who, to the best of the

Company's knowledge, beneficially owned more than five percent of the Company's outstanding Common Stock.

                                                 Common
                                                 Stock          Percent of
                                                 Beneficially   Outstanding
       Name of Owner (1)                         Owned (2)(3)   Common Stock (3)
       -----------------                         ------------   ----------------

  Raymond A. Mason.............................  502,115(4)        3.24
  James W. Brinkley............................  290,151           1.88
  Edmund J. Cashman, Jr. ......................  191,669           1.24
  John F. Curley, Jr.  ........................  154,881           1.00
  Charles A. Bacigalupo........................  130,916            *
  Richard J. Himelfarb.........................  121,451            *
  John B. Levert, Jr.  ........................  102,873            *
  Harry M. Ford, Jr. ..........................   67,333            *
  James E. Ukrop...............................   37,600            *
  W. Curtis Livingston.........................   31,282(5)         *
  Nicholas J. St. George.......................   19,000            *
  John E. Koerner, III.........................   17,525(6)         *
  Harold L. Adams..............................   16,500            *
  Peter F. O'Malley............................   12,750            *
  Roger W. Schipke.............................   12,750            *
  Edward A. Taber III..........................   11,027            *
  Edward I. O'Brien............................    9,500            *
  Margaret DeB. Tutwiler.......................    2,000            *
  William Wirth................................    2,000            *
  All executive officers, directors and
    nominees as a group (23 persons)...........1,767,857         11.19

- ------------------------------
  * Less than 1%.

  (1) The table does not include 2,520,533 shares, of which 1,663,033 shares are held for investment purposes on behalf of advisory clients of Alliance
      Capital Management, L.P., an investment advisory subsidiary of The Equitable Companies, Incorporated, and 850,000 shares are held for investment purposes by The Equitable Life Assurance Society of the United States, 787 Seventh Avenue, New York, New York 10019. All of the shares (16.4% of the shares outstanding) are held with sole dispositive power and 2,261,989 shares are held with sole voting power. In addition, the table does not include 1,589,674 shares (10.3% of the shares outstanding) held by investment advisory clients of GeoCapital Corporation, 767 Fifth Avenue, New York, New York 10153, as to which shares GeoCapital Corporation has sole dispositive power; 862,700 shares (5.6% of the shares outstanding) held by investment advisory clients of subsidiaries of FMR Corp., 82 Devonshire Street, Boston, Massachusetts 02109, as to all of which shares the subsidiaries have sole dispositive power and as to 321,000 of which shares the subsidiaries have sole voting power; and 778,473 shares (5.1% of the shares outstanding) held by investment advisory clients of Wellington Management Company ("WMC"), 75 State Street, Boston, Massachusetts 02109, as to all of which shares WMC has shared dispositive power and as to 577,393 of which shares WMC has shared voting power. The preceding information is based upon Schedule 13G reports filed by The Equitable Companies, GeoCapital, FMR Corp., and WMC, respec tively, reporting ownership as of December 31, 1995. The percentages are based on the Company's outstanding shares as of May 20, 1996.
  (2) Except as otherwise indicated and except for shares held by members of an individual's family or in trust, all shares are held with sole dispositive and voting power.
  (3) Includes the following number of shares subject to options exercisable within 60 days from May 20, 1996: Mr. Mason - 74,925; Mr. Brinkley - 48,656; Mr. Cashman - 28,787; Mr. Curley - 9,400; Mr. Bacigalupo - 14,712;
      Mr. Himelfarb - 42,143; Mr. Levert - 2,500; Mr. Ford - 18,490; Mr. Ukrop -

      19,000; Mr. Livingston - 30,957; Mr. St. George 19,000; Mr. Koerner - 11,500; Mr. Adams - 15,250; Mr. O'Malley - 10,250; Mr. Schipke - 4,500;
      Mr. Taber - 10,402; Mr. O'Brien - 9,000; Ms. Tutwiler - 2,000; Mr. Wirth - 2,000; and all executive officers, directors and nominees as a group - 399,642. For purposes of determining the percent of outstanding stock, such stock options are assumed to have been exercised. Does not include shares represented by vested beneficial interests in the Legg Mason Profit Sharing Plan and Trust.
  (4) Does not include 5,000 shares owned by Mr. Mason's wife, as to which Mr. Mason disclaims beneficial ownership.
  (5) Includes 200 shares held by Mr. Livingston as a trustee of trusts for the benefit of his children.
  (6) Includes 900 shares owned by Mr. Koerner's children.


                             EXECUTIVE COMPENSATION

                  The following table provides certain information concerning compensation of the Company's Chief Executive Officer and each of the five other most highly compensated executive officers for the past three fiscal years.

                                 Summary Compensation Table

                                                                                                       Long-Term
                                                        Annual Compensation                            Compensation
                                       ----------------------------------------------------------      ------------
                                                                                                    Options
                                                                                      Other Annual  Granted     All Other
         Name and Principal Position               Year     Salary        Bonus(1)   Compensation   (#)(2)      Compensation(3)
         ---------------------------               ----     ------        --------   ------------   ------      ---------------


      Raymond A. Mason...............             1996      $222,000      $1,835,000    $ 1,638     20,000      $ 41,007
        Chairman of the Board,                    1995       212,000         608,000      1,564     10,000        39,826
        President and Chief                       1994       212,000       1,684,000      1,378      7,000        39,689
        Executive Officer

      James W. Brinkley...............            1996      $196,170      $  800,000    $ 1,007      6,000      $ 26,462
        Senior Executive                          1995       184,000         260,000        879      5,000        22,106
        Vice President                            1994       173,340         770,000      1,463      5,000        29,593

      Edmund J. Cashman, Jr...........            1996      $181,665      $  700,000    $   --       4,000      $ 19,501
        Senior Executive                          1995       167,500         260,000        --       4,000        17,564
        Vice President                            1994       158,340         553,000        --       2,000        17,156

      John F. Curley, Jr..............            1996      $193,330      $  725,000    $   334      6,000      $ 13,675
        Vice Chairman of the Board                1995       178,995         260,000        177      4,000        11,062
        and Chief Administrative                  1994       168,000         695,000        393      4,000        12,916
        Officer


                                        8



      Richard J. Himelfarb............            1996      $195,830      $  750,000    $ 1,646      6,000      $  9,006
        Senior Executive Vice                     1995       181,245         260,000        679      4,000         7,354
        President                                 1994       168,336         765,000      1,427      5,000        10,385

      Edward A. Taber III.............            1996      $201,660      $  750,000        --      20,000      $  4,500
        Senior Executive Vice                     1995       200,000         245,000        --      24,000         3,700
        President                                 1994       175,000         665,000        --       5,000         5,850
- -----------------------------------------


      (1) The Company pays discretionary incentive cash bonuses to certain executive officers whose duties are administrative and managerial or whose compensation is not solely based on commissions. The Company sets aside in each fiscal year an executive bonus pool in an amount up to 10% of the Company's pre-tax income for the fiscal year (before deducting such bonuses). The selection of the participants in the pool, the total amount reserved for bonuses, and the allocation of incentive bonuses among the executive officers identified in this table, is determined by the Compensation Committee as described in the Compensation Committee Report on Executive Compensation.

      (2)     Adjusted to reflect  five-for-four  stock split effected September
              1993.

      (3) Includes for fiscal 1996 for each individual $4,500 contributed by the Company under the Company's Profit Sharing Plan; and for Mr. Curley, $101 contributed under the Company's Employee Stock Purchase Plan. In addition, includes for fiscal 1996 for Messrs. Mason, Brinkley, Cashman, Curley and Himelfarb, respectively, $36,507, $21,962, $15,001, $9,074, and $4,506 of commissions earned from securities brokerage activities.


              Stock Options

                  The following table  summarizes  option grants made during the fiscal year ended March 31, 1996 to the executive officers named in the Summary Compensation Table.



                                                       Option Grants in Fiscal 1996

                                                            Individual Grants (1)
                                                ------------------------------------------
                                                             % of Total
                                                 Number of     Options
                                                 Securities   Granted to
                                                 Underlying   Employees    Exercise
                                                 Options      in Fiscal     Price       Expiration           Grant Date
                  Name                           Granted       Year       ($/Share)        Date            Present Value(2)
                  ----                           -------       -----       ---------      -------          ----------------
            Raymond A. Mason                      20,000       4.80%       $28.25         7/26/00             $169,400

            James W. Brinkley                      6,000       1.44         28.25         7/26/00               50,820

            Edmund J. Cashman, Jr.                 4,000       0.96         28.25         7/26/00               33,880

            John F. Curley, Jr.                    6,000       1.44         28.25         7/26/00               50,820

            Richard J. Himelfarb                   6,000       1.44         28.25         7/26/00               50,820

            Edward A. Taber III                   20,000       4.80         28.25         7/26/00              169,400



(1) Option grants made pursuant to the Legg Mason, Inc. 1991 Omnibus Long-Term Compensation Plan. The exercise price of each option granted under the Plan is not less than the fair market value of the Common Stock on the grant date. Options generally are not exercisable during the first year after the date of grant, and thereafter generally vest in cumulative installments of 25% on each anniversary of the date of grant, such that the options are fully exercisable on and after 4 years from the date of grant until the fifth year following that date, subject in all cases to accelerated vesting if there is an unapproved change of control. The vesting schedules for certain of the executive officers are as follows:


                                        9

      Mr. Mason 3,230 shares at 7/27/96;  3,231 shares at 7/27/97;  3,230 shares at  7/27/98;  6,770  shares at 7/27/99 and 3,539  shares at  1/27/00;  Mr.
      Brinkley 707 shares at 7/27/96; 1,353 shares at 7/27/97; 1,969 shares at 7/27/98 and 1,971 shares at 7/27/99; Mr. Curley 1,150 shares at 7/27/96;
      1,667  shares at  7/27/97;  1,683  shares at 7/27/98  and 1,500  shares at
      7/27/99;  Mr.  Himelfarb  975 shares at 7/27/96;  1,492 shares at 7/27/97;
      2,033 shares at 7/27/98 and 1,500 shares at 7/27/99. Option holders may use previously owned shares to pay all or part of the exercise price.

(2) The stock options were valued using the Modified American Black-Scholes Model which is a variation of the Black-Scholes option pricing model. The following assumptions were made for purposes of calculating the Grant Date Present Value: an expected option term of five years to exercise; a dividend yield of 1.9%; stock price volatility of .2730 based upon the weekly common stock closing prices for the five years prior to the grant date; and a risk-free interest rate of 6.16%. The actual value realized, if any, on stock option exercises will be dependent on overall market conditions and the future performance of the Company and its Common Stock. There is no assurance the actual value realized will approximate the amount calculated under the valuation model.


      The following table summarizes option exercises during the fiscal year ended March 31, 1996 by the executive officers named in the Summary Compensation Table and the value of their unexercised options at March 31, 1996.


                  Aggregate Option Exercises During Fiscal 1996
                   and Value of Options Held at March 31, 1996



                                                           Number of Securities         Value of Unexercised
                               Number of                  Underlying Unexercised            In-the-Money
                                Shares                   Options at March 31, 1996    Options at March 31, 1996(1)
                              Acquired on    Value       -------------------------   ----------------------------
    Name                       Exercise    Realized (1)  Exercisable Unexercisable   Exercisable Unexercisable
    ----                       --------    ------------  ----------- -------------   ----------- -------------


    Raymond A. Mason            10,281     $130,903        74,925      54,574         $1,184,227   $427,217
    James W. Brinkley           15,937      251,437        48,656      16,250            760,697     94,954
    Edmund J. Cashman, Jr.       7,125      107,315        28,787       9,650            455,022     52,712
    John F. Curley, Jr.         21,535      377,568         9,400      14,600            106,116     81,403
    Richard J. Himelfarb         3,906       59,830        42,143      15,200            654,321     83,916
    Edward A. Taber III             --           --        10,402      50,473            100,149    246,366

- ---------------------

(1) Value realized and value of unexercised options are calculated by determining the difference between the fair market value of the shares underlying the options and the exercise price of the options at exercise or March 31, 1996, respectively.


             COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION


                  Legg Mason's executive compensation program is designed to attract, motivate and retain the management talent needed to strengthen the Company's position in the financial services industry and to achieve its business objectives.

         Salaries of executive officers are set at levels which the Compensation Committee of the Board of Directors (which committee consists entirely of non-employee directors) believes are competitive with salaries of executives in similar positions at comparable financial services companies. In addition, substantial emphasis is placed on incentive compensation directly related to short- and long-term corporate performance through annual cash bonuses and stock option grants.

         As is common in the financial services industry, a significant portion of total compensation of the Company's executive officers is paid in the form of annual bonuses. For example, in fiscal 1996, 89% of the annual cash compensation of Raymond A. Mason, the Company's Chief Executive Officer ("CEO"), was paid as an annual bonus. This is intended to maximize the portion of an individual's compensation that is subject to fluctuation each year based upon corporate and individual performance, as discussed below.

         The compensation program is structured to recognize each executive's level of responsibility and to reward exceptional individual and corporate performance. The program takes into account both annual operating results and the desirability of providing incentives for future improvement. This includes the ability to implement the Company's business plans as well as to react to unanticipated external factors which can have a significant impact on corporate performance. Compensation decisions for all executives, including the CEO, are based on the same criteria.

         In carrying out its responsibilities, the Compensation Committee has from time to time availed itself of independent consulting advice in connection with its consideration of executive compensation plans, such as the Company's 1991 Omnibus Long-Term Compensation Plan. The Committee also has available to it surveys of financial services industry compensation, which include the companies comprising the peer group referenced in the Stock Performance Graph following this report.

         There  are  three  major   components   of  the   Company's   executive
compensation program: base salary, short-term awards, and long-term incentive awards.

Base Salary

         A   competitive   base  salary  is  important  in  fostering  a  career
orientation among executives, consistent with the long-term nature of the Company's business objectives. The Compensation Committee determines the salary of the CEO and the Company's other executive officers based on its consideration of the CEO's recommendations.

         Salaries and salary adjustments are based on the responsibilities, performance and experience of each executive, regular reviews of competitive positioning (comparing the Company's salary structure with that of similar companies) and business performance. While there is no specific weighting of these factors, the responsibilities, performance and experience of each executive and reviews of competitive positioning are the most important considerations.

         Raymond A. Mason, the Company's CEO, has more than 30 years of service with the Company. The Compensation Committee established his fiscal 1996 salary based upon competitive positioning and the Company's overall compensation approach, as noted above, of limiting base salary levels and emphasizing incentive compensation.

Short-Term Awards

         Short-term cash awards to executives are directly based on the Company's fiscal year operating results and recognize contributions to the business during the fiscal year.

         The Company's Executive Incentive Compensation Plan provides for an executive bonus pool in an amount up to 10% of the Company's pre-tax income (calculated before deduction of the bonuses) for annual cash awards to the CEO and other key executive officers selected by the Committee. For fiscal 1996, the Committee selected the CEO and the five other executives named in the Summary Compensation Table to be eligible for bonus awards pursuant to the Plan, and during the first quarter of the fiscal year established maximum percentage allocations of the pool for each of these individuals. Mr. Mason's maximum percentage allocation was established at 40%. The pre-established maximum percentage allocation and the specific bonus the CEO and each of the other selected executives receives within the amount determined pursuant to the pre-established percentage allocation is dependent on his or her level of responsibility and individual performance. Levels of responsibility are evaluated annually by the Compensation Committee without regard to any specific formula. Assessments of individual performance are made annually by the Compensation Committee after receiving the recommendations of the CEO. Such assessments are based on a number of factors, including individual and corporate performance, initiative, business judgment and management skills.

         Total bonuses to the CEO and the five named executive officers with respect to fiscal 1996 aggregated approximately 8% of pre-tax income (before deduction of the cash bonuses), with 33% of such total bonuses being awarded to Mr. Mason. The portion of the total bonus pool awarded to Mr. Mason for fiscal 1996 reflects his significant personal contributions to the business and his leadership in building the Company's revenues, earnings and capital position. The award was based on the Compensation Committee's general evaluation of Mr. Mason's overall contribution as CEO to the Company's performance levels. The Compensation Committee believes that Mr. Mason's cash compensation (salary and cash bonus) was appropriate in relation to compensation of CEOs of comparable companies, including the companies comprising the peer group reflected in the Stock Performance Graph, taking into account the size and business results of Legg Mason and those companies.

         Section 162(m) of the Internal Revenue Code, enacted in 1993, limits deductions for certain annual compensation in excess of $1,000,000 paid to individuals required to be named in the summary compensation table in proxy statements of public companies. This limitation did not result in the loss of any tax deduction to the Company for its fiscal year ended March 31, 1996.

Long-Term Incentive Awards

         Long-term incentive awards, made during fiscal 1996 pursuant to the shareholder-approved Legg Mason, Inc. 1991 Omnibus Long- Term Compensation Plan, are designed to reinforce the importance of building long-term value for the Company's stockholders. The Committee has adopted, and the Board of Directors has approved, the Legg Mason, Inc. 1996 Equity Incentive Plan to serve as the Company's long-term incentive program to replace the 1991 Omnibus Long-Term Compensation Plan. The adoption of the new plan is subject to shareholder approval at this Annual Meeting. See "Approval of Legg Mason, Inc. 1996 Equity Incentive Plan."

         Stock options were the only long-term incentives granted to executive officers in fiscal 1996. The Compensation Committee believes that the regular annual grant of stock options focuses management attention on long-term growth in stockholder value and stock price appreciation. Under the plan, options have a term of up to 10 years and are granted at the fair market value of Legg Mason Common Stock on the date of grant. Generally, twenty percent of the options become exercisable one year from date of grant, with the balance becoming exercisable in 20% increments over the ensuing four years. Recipients must remain in the Company's employ to exercise their options.

         The number of options that the Compensation Committee grants to executive officers is based on individual performance (determined as described under "Short-Term Awards") and level of responsibility, and is determined by the Compensation Committee after considering the recommendations of the CEO. Award levels must be sufficient in size so that executives develop strong incentives to achieve long-term corporate goals. In fiscal 1996, the annual option award to Mr. Mason increased from the preceding year, as part of the Committee's increase of grant levels to a number of key personnel.


                                           COMPENSATION COMMITTEE
                                                  Harold L. Adams, Chairman
                                                  John E. Koerner, III
                                                  James E. Ukrop



                             STOCK PERFORMANCE GRAPH

         The graph below compares the cumulative total shareholder return on Legg Mason's Common Stock for the last five fiscal years with the cumulative total return of the S&P 500 Stock Index and the

Regional Sub-Index of the Financial Service Analytics Brokerage Stock Price Index ("FSA Regional") over the same period (assuming the investment of $100 in each on March 31, 1991, and the reinvestment of all dividends). The FSA Regional is comprised of 15 publicly held regional securities firms.(1)


################################################################################



                             IMAGE OF GRAPH OMITTED


                                  1991   1992   1993  1994  1995   1996
                                  ----   ----   ----  ----  ----   ----

Legg Mason                        $100   $134   $153  $143  $168   $210
S&P 500 Stock Index               $100   $111   $128  $130  $150   $198
FSA Regional                      $100   $184   $205  $224  $247   $330


################################################################################


(1) The Company's performance graph in its 1995 Proxy Statement compared the cumulative total shareholder return of Legg Mason's Common Stock to that of the Lipper Analytical Brokerage Stock Price Index ("Lipper Regional"). The FSA Regional is comprised of the same 15 publicly held regional securities firms as the Lipper Regional.


                              CERTAIN TRANSACTIONS

         Pursuant to an arrangement between LMWW and Aberdeen Creek Corporation ("Aberdeen"), a corporation owned by Peter F. O'Malley, a director of the Company, LMWW and Aberdeen may in certain instances provide investment banking services under a joint working relationship. The portion of the total fees to be received by Aberdeen and LMWW in any investment banking engagement subject to the arrangement is determined by negotiation between Aberdeen and LMWW, and in each case will depend upon a number of factors, including their respective roles in securing the engagement and the level and nature of services performed by each. During fiscal 1996, there were no investment banking engagements that were performed under a joint working relationship.

         During fiscal 1996, the Company paid approximately $297,000 to the law firm of Ballard Spahr Andrews & Ingersoll for legal services and related expenses. The daughter of Charles A.

Bacigalupo, a director of the Company, is a partner of that law firm.

         In the ordinary course of its business, the Company has extended credit to certain of its directors and executive officers in connection with their purchase of securities in margin accounts. Such extension of credit has not resulted in any losses to the Company and has been made on the same terms as loans to unaffiliated customers.


                          APPROVAL OF LEGG MASON, INC.
                           1996 EQUITY INCENTIVE PLAN

Proposed Plan

         At the Annual Meeting, there will be presented to the stockholders a proposal to approve the adoption of the Legg Mason, Inc. 1996 Equity Incentive Plan (the "Plan"). The Plan was adopted by the Compensation Committee and approved by the Board of Directors of the Company (the "Board") on April 18, 1996, subject to stockholder approval.

         The purpose of the Plan is to provide key employees of the Company and its subsidiaries various stock ownership and performance incentives toward achievement of continued growth, profitability, and success of the Company. The Plan will replace the Legg Mason 1991 Omnibus Long-Term Compensation Plan that authorized stock options and awards for a total of 1,250,000 shares of Common Stock. As of April 1996, stock options had been granted covering the total number of authorized shares.

         The Plan is set forth as Appendix A to this Proxy Statement and the description of the Plan contained herein is qualified in its entirety by reference to Appendix A.

Description of the Plan

         General. Subject to adjustment in certain circumstances as discussed below, the Plan authorizes up to 3,000,000 shares of Common Stock for issuance pursuant to the terms of the Plan. If and to the extent awards under the Plan expire or are terminated for any reason without being exercised, or the shares of Common Stock subject to an Award are forfeited, or the shares are exchanged in the Committee's discretion for Awards not involving Common Stock, or the shares are used by the Participant for the payment of the purchase price of shares upon exercise of a stock option, the shares of Common Stock subject to such Grants again will be available for Awards under the Plan.

         Administration of the Plan. The Plan is administered and interpreted by a Committee (the "Committee") of the Board consisting of not fewer than two persons appointed by the Board from among its members, each of whom must be a "disinterested person" as defined in Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act") and an "outside director" as defined by Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"). The Committee has the sole authority to determine (i) persons to whom awards may be granted under the Plan, (ii) the type, size and other terms and conditions of each award, (iii) the time when the awards will be made and the duration of any applicable exercise or restriction period, including the criteria for vesting and the acceleration of vesting, and
(iv) any other matters arising under the Plan. Except as provided by Rule 16b-3 under the Exchange Act or Section 162(m) of the Code, the Plan authorizes the Committee to delegate its authority and duties under the Plan in certain circumstances to the Chief Executive Officer and other senior officers of the Company.

         The Committee will have full power and authority to administer and interpret the Plan, to make factual determinations and to adopt or amend such rules, regulations, agreements and instruments for implementing the Plan and for conduct of its business as it deems necessary or advisable, in its sole discretion.

         Types of Awards. The Plan provides for the grant of any or all of the following types of awards ("Awards"): (1) stock options, including incentive stock options; (2) stock appreciation rights ("SARs"), in tandem with stock options or freestanding; (3) Common Stock of the Company, including restricted Common Stock, or Common Stock derivatives; (4) Common Stock units; (5) performance units; (6) performance shares; and (7) and any other Awards established by the Committee which are consistent with the Plan's purpose. Such Awards may be granted individually, in combination, or in tandem as determined by the Committee.

         Eligibility for Participation. Awards may be made to any key employee (including officers and directors) of the Company or any of its subsidiaries as designated by the Committee. The selection of Participants from among key employees is within the discretion of the Committee. During any calendar year, no Participant may receive Awards for more than 250,000 shares of Common Stock issued or available for issuance under the Plan.

         Stock Options. Stock Options granted under the Plan may consist of (i) options intended to qualify as incentive stock options ("ISOs") within the meaning of section 422 of the Code and (ii) so-called "nonqualified stock options" that are not intended to so qualify ("NQSOs"). All Stock Options are subject to the terms and conditions set forth in the Plan as the Committee deems appropriate and as are specified in writing by the Committee to the Participant (the "Award Notice"). The Committee must approve the form and provisions of each Award Notice.

          The Committee fixes the option price per share at the date of grant. The option price of any ISO granted under the Plan will not be less than the fair market value of the underlying shares of Common Stock on the date of grant, except that the option price of an ISO granted to an employee who owns more than 10% of the Common Stock may not be less than 110% of the fair market value of the underlying shares of Common Stock on the date of grant. The option price of a nonqualified stock option may be greater than, equal to or less than the fair market value of the underlying shares of Common Stock on the date of grant, provided that such price shall not be less than 50 percent of the fair market value of the Common Stock on the date of grant.

         The Committee shall determine the term of each option; provided, however, that the exercise period may not exceed ten years from the date of grant, and the exercise period of an ISO granted to an employee who owns more than 10% of the Common Stock may not exceed five years from the date of grant. To the extent that the aggregate fair market value of shares of Common Stock, determined on the date of grant, with respect to which ISOs become exercisable for the first time by a Participant during any calendar year exceeds $100,000, such ISOs will be treated as NQSOs.

         The exercisability of stock options will be as determined by the Committee, in its sole discretion, and specified in the Award Notice. The
Committee, in its sole discretion, may accelerate the exercisability of any stock option. A Participant, or, in the discretion of the Committee, a properly authorized broker-dealer on behalf of a Participant, may exercise a stock option by delivering notice of exercise to the Committee with accompanying payment of the option price. Under the Plan, a Participant may pay the option price (i) in cash, or by check, bank draft or money order, (ii) by delivering shares of Common Stock or restricted Common Stock as to which restrictions have lapsed owned by the Participant and having a fair market value on the date of exercise equal to the option price, or (iii) by any combination of the foregoing. The Participant must pay, at the time of exercise, the option price and the amount of any federal, state or local withholding tax due in connection with such stock option exercise. Subject to the prior approval of the Committee, Participants may make an election to satisfy the Company income tax withholding obligation by having shares withheld up to an amount that does not exceed the participant's maximum marginal tax rate for federal, state and local tax liabilities.

         Stock Appreciation Rights. The Committee may grant SARs alone ("Freestanding SARs") or in tandem with any stock option ("Tandem SARs"). An SAR entitles the Participant, upon exercise, to receive the amount by which the fair market value of Common Stock on the date of exercise exceeds the fair market value of such stock on the date of grant.

         A Tandem SAR may be granted either at the time of the grant of the related stock option or at any time thereafter during the term of the stock option. A Tandem SAR shall be exercisable to the extent its related stock option is exercisable and the exercise price of such SAR shall be the same as the option price under its related stock option. Upon the exercise of a stock option as to some or all of the shares covered by the Award, the related Tandem SAR shall be canceled automatically to the extent of the number of shares covered by the stock option exercise.

         The Committee will, with regard to a Freestanding SAR, determine the number of shares subject to the SAR, the manner and time of the SAR's exercise, and the exercise price of the SAR. However, the exercise price of a Freestanding SAR will in no event be less than 50% of the fair market value of the Common Stock on the date of the grant of the Freestanding SAR.

         Stock Awards. The Committee may grant Awards in the form of shares of Common Stock, restricted shares of Common Stock, Common Stock derivatives, and Common Stock units ("Stock Awards"). Stock Awards may be granted purely as a bonus, subject to certain performance goals that meet the requirements of
Section 162(m) of the Code, or may be granted for consideration, subject to such conditions and restrictions, if any, as the Committee may determine in its sole discretion.

         Performance Shares. The Committee may grant performance shares, which shall be either shares of Common Stock of the Company or units which are expressed in terms of Common Stock of the Company. Such awards will be contingent upon the attainment over a period to be determined by the Committee (the "Performance Period") of certain performance objectives. The performance objectives to be achieved during a Performance Period and the measure of whether and to what degree such objectives have been attained will also be determined by the Committee.

         Performance Units. The Committee may grant performance units, which are units valued by reference to criteria chosen by the Committee other than the Company's Common Stock. Performance units are similar to performance shares in that they are contingently awarded based on the attainment over a Performance Period of certain performance objectives. The length of the Performance Period, the performance objectives to be achieved during the Performance Period, and the measure of whether and to what degree such objectives have been achieved, will be determined by the Committee.

         Awards subject to Section 162(m). The Omnibus Budget Reconciliation Act of 1993 added section 162(m) to the Code. Effective January 1, 1994, this provision generally disallows a public company's deductions for employee remuneration exceeding $1,000,000 per year for the CEO and any of the other four most highly compensated executive officers of the Company, but contains an exception for qualified "performance-based compensation." Compensation is performance-based if it is payable solely on account of the achievement of one or more objective business criteria.

         Section 162(m) of the Code requires that a compensation committee consisting of two or more "outside directors" establish performance standards that must be met before such remuneration may be awarded. The committee also must certify that the performance standards have actually been met before payment of the remuneration. Finally, the law also requires that the performance standards be disclosed to and approved by the shareholders.

         The Plan provides that within 90 days after the start of each fiscal year, the Committee shall: (1) designate the Participants who are subject to the provisions of section 162(m) of the Code; (2) select the performance goal or goals applicable to such year or any other Performance Period; and (3) establish the amount or number, and the method of computing the amount or number of Stock Awards, performance shares or performance units which may be granted, or the amount of any loan made under the Plan which may be forgiven, upon the attainment of the performance goals. The performance goals shall be limited to one or more of the following: (1) future economic value per share of Common Stock, (2) earnings per shares, (3) return on average common equity, (4) pre-tax income, (5) pre-tax operating income, (6) net revenue, (7) net income, (8) profits before taxes, (9) book value per share, (10) stock price and (11) earnings available to common stockholders.

         Following the completion of each fiscal year or Performance Period, the Committee shall certify in writing whether the applicable performance goals have been achieved for such year or such Performance Period, as applicable, and the amount or number of Stock Awards, performance shares or performance units, if any, payable to such Participants, or the amount of any loan forgiven on behalf of such Participant, for such fiscal year or such period. The amounts due to a Participant will be paid following the end of the applicable fiscal year or Performance Period after such certification by the Committee. The maximum annual amount that may be paid to, or the amount of any loan that may be forgiven on behalf of, a Section 162(m) Participant for the 1997 fiscal year shall not exceed $2,000,000, and for each subsequent fiscal year shall not exceed 110% of such maximum amount for the preceding fiscal year. In determining this maximum amount, the value of any stock options granted to a Section 162(m) Participant shall not be included.

         Other Terms of Awards. Awards may be paid in cash, Common Stock, Common Stock derivatives, a combination of the foregoing, or any other form of property, as the Committee shall determine. In addition, the Plan provides that the Committee may authorize the making of loans or cash payments to Participants in connection with any Award under the Plan or to be used to exercise a stock option or to pay any consideration required in connection with a Stock Award, which loan may be secured by any security, including Common Stock or Common Stock derivatives, underlying or related to such Award (provided that such loan shall not exceed the fair market value of the security subject to such Award), and which may be forgiven upon such terms and conditions as the Committee may establish at the time of such loans or at any time thereafter, including the attainment of performance goals that meet the requirement of Section 162(m) of the Code. If an Award is granted in the form of a Stock Award, stock option, or performance share, or in the form of any other stock-based grant, the Committee may include as part of such award an entitlement to receive dividends or dividend equivalents. At the discretion of the Committee, payment of a Stock Award, performance share, performance unit, dividend, or dividend equivalent may be deferred by a Participant.

         The Plan provides for the forfeiture of Awards in the event of termination of employment for a reason other than death, disability, retirement, or any other approved reason. The Plan authorizes the Committee to promulgate administrative guidelines for the purpose of determining what treatment will be afforded a Participant under the Plan in the event of his death, disability, retirement, or termination for any other approved reason; provided that, to the extent that an ISO is not treated as an NQSO, an ISO may not be exercised more than 90 days following the Participant's termination of employment for any reason other than disability, and in the case of termination of employment because of a disability, the ISO may not be exercised more than one year following such termination.

         Upon grant of any Award, the Committee may, by way of an award notice or otherwise, establish such terms, conditions, restrictions and/or limitations governing the grant of such an Award as are not inconsistent with the Plan.

         Restrictions on Transferability of Grants. No Grants under the Plan may be transferred, except by will or the laws of descent and distribution; provided, however, that if permitted by the Committee and subject to such terms and conditions as the Committee shall specify, the Participant may transfer an Award to such Participant's family members or to one or more trusts established in whole or in part for the benefit of one or more of such family members; provided, further, that the restrictions in this sentence shall not apply to the shares of Common Stock received in connection with an award after the date that the restrictions on transferability of such shares set forth in the applicable Award Notice have lapsed. During the lifetime of the Participant, a stock option, SAR, or similar type of award shall be exercisable only by him or by the family member or trust to whom such stock option, SAR, or other award has been transferred in accordance with the previous sentence.

         Amendment, Term and Termination of the Plan. The Company, through the Committee, may amend or terminate the Plan at any time; provided, however, that the Committee may not, without stockholder or Board approval, as necessary, adopt any amendment which would increase the maximum number of shares which may be issued under the Plan (except as provided in section 20 of the Plan), modify the Plan's eligibility requirements, or make any amendment that requires stockholder approval pursuant to Rule 16b-3 of the Exchange Act or 162(m) of the Code without stockholder approval. If approved by the stockholders, the Plan will be effective as of April 18, 1996, and will terminate on April 17, 2006, unless terminated earlier by the Board or extended by the Board with approval of the stockholders. No award may be made under the Plan after its termination, but awards made prior thereto may extend beyond the date of termination.

         Adjustment Provisions. If there is any change in the number of outstanding shares of Common Stock through the declaration of stock dividends, stock splits or the like, the number of shares available for Awards, the shares subject to any Award and the option prices or exercise prices of Awards shall be automatically adjusted. If there is any change in the number of outstanding shares of Common Stock through any change in the capital account of the Company, or through any other transaction referred to in section 424(a) of the Code, the Committee shall make appropriate adjustments in the maximum number of shares of Common Stock which may be issued under the Plan and any adjustments and/or modifications to outstanding Awards as it deems appropriate. In the event of any other change in the capital structure or in the Common Stock of the Company, the Committee shall also be authorized to make such appropriate adjustments in the maximum number of shares of Common Stock available for issuance under the Plan and any adjustments and/or modifications to outstanding Awards as it deems appropriate.

         Federal Income Tax Consequences. There are no federal income tax consequences to Participants or to the Company upon the grant of an NQSO under the Plan. Upon the exercise of NQSOs, a Participant will recognize ordinary compensation income in an amount equal to the excess of the fair market value of the shares of Common Stock at the time of exercise over the exercise price of the NQSO, and the Company generally will be entitled to a corresponding federal income tax deduction. Upon the sale of shares of Common Stock acquired by exercise of an NQSO, a Participant will have a capital gain or loss (long-term or short-term depending upon the length of time the shares of Common Stock were held) in an amount equal to the difference between the amount realized upon the sale and the Participant's adjusted tax basis in the shares of Common Stock (the exercise price plus the amount of ordinary income recognized by the Participant at the time of exercise of the
NQSO).

         A Participant who is granted an ISO will not recognize taxable income for purposes of the regular income tax, upon either the grant or exercise of the ISO. A Participant who disposes of the shares of Common Stock acquired upon exercise of an ISO after two years from the date the ISO was granted and after one year from the date such shares were transferred to him will recognize long-term capital gain or loss in the amount of the difference between the amount realized on the sale and the option price (or the Participant's other tax basis in the shares), and the Company will not be entitled to any tax deduction by reason of the grant or exercise of the ISO. As a general rule, if a Participant disposes of the shares of Common Stock acquired upon exercise of an ISO before satisfying both holding period requirements (a "disqualifying disposition"), his or her gain recognized on such a disposition will be taxed as ordinary income to the extent of the difference between the fair market value of such shares on the date of exercise and the option price, and the Company will be entitled to a deduction in that amount. The gain, if any, in excess of the amount recognized as ordinary income on such a disqualifying disposition will be long-term or short-term capital gain, depending upon the length of time the Participant held his or her shares of Common Stock prior to the disposition.

         The grant of a SAR will produce no federal tax consequences for the Participant or the Company. The exercise of a SAR results in taxable compensation income to the Participant, equal to the difference between the exercise price of shares and the market price of the shares on the date of exercise, and a corresponding deduction to the Company.

         A Participant who has been granted either performance units or performance shares expressed in the form of units of Common Stock will not have taxable income at the time of the grant, and the Company will not be entitled to a deduction at such time. A Participant will have ordinary income at the time the Award is paid, and the Company will have a corresponding deduction.

         A Participant who has been granted an Award of restricted shares will normally not recognize taxable income at that time, and the Company will not be entitled to a deduction, until such Common Stock is transferable by the Participant or no longer subject to a substantial risk of forfeiture for federal tax purposes, whichever occurs earlier. When the Common Stock is either transferable or is no longer subject to a substantial risk of forfeiture, the Participant will recognize ordinary compensation income in an amount equal to the fair market value of the Common Stock subject to the grant of the restricted stock (less any amounts paid for such shares) at that time, and the Company will be entitled to a deduction in the same amount. A Participant may, however, elect to recognize ordinary compensation income in the year the grant of the restricted stock is awarded in an amount equal to the fair market value of the Common Stock (less any amounts paid for such shares) at that time, determined without regard to the restrictions. In such event, the Company will be entitled to a deduction in the same year. Any gain or loss recognized by the Participant upon subsequent disposition of the Common Stock will be capital gain or loss. If, after making the election, any Common Stock subject to a grant of restricted stock is forfeited, or if the market value declines during the restriction period, the Participant is not entitled to any tax deduction or tax refund.

         The award of an outright grant of Common Stock to a Participant or the forgiveness of a loan amount will produce immediate tax consequences for both the Participant and the Company. The Participant will be treated as having received taxable compensation in an amount equal to the then fair market value of the Common Stock distributed to him or the amount of the loan forgiven. The Company will have a corresponding deduction of the same amount.

         Local and state tax authorities may also tax incentive compensation awarded under the Plan.

         Tax Withholding. The Company has the right to require the Participant to pay the Company the amount of any taxes which the Company is required to withhold in respect of any Award or to take whatever action the Company deems necessary to satisfy any federal, state and local income and employment withholding tax obligations arising under the Plan. The Company's obligation to issue shares of Common Stock upon the exercise of a stock option or any other Award is conditioned upon the grantee's compliance with such withholding requirements to the satisfaction of the Committee. The Company has the right to deduct from any cash payment under the Plan an amount sufficient to cover the Participant's federal, state and local withholding tax obligations associated with such grant payment.

Other Information

         The closing price of the Company's Common Stock reported on the New York Stock Exchange for May 29, 1996, was $33.375 per share.

         The table below sets forth the number of stock options that have been granted to certain persons under the Plan, subject to shareholder approval at this meeting. Each of the options has an exercise price of $28.75 and an expiration date of April 17, 2001. It is anticipated that additional options will be granted under the Plan at a meeting of the Compensation Committee scheduled for July 24, 1996, but there has been no determination at this time of the number of options that will be granted.

                                New Plan Benefits

                   Legg Mason, Inc. 1996 Equity Incentive Plan

                                                     Number of Shares
                                                     Subject to Option
                                                     -----------------

                  All employees as a
                  group...                              11,700



                         PROPOSED INCREASE IN AUTHORIZED
                           SHARES OF LEGG MASON STOCK

         The Company's Board of Directors has proposed an amendment to the Company's Articles of Incorporation which would increase the authorized shares of Legg Mason Common Stock from 20,000,000 to 100,000,000 shares.

         As of May 20, 1996, 15,402,627 shares of Common Stock were issued and outstanding. In addition, 2,635,658 shares were reserved for issuance upon conversion of the Company's 5 1/4% Convertible Subordinated Debentures, and 2,041,709 shares were reserved for issuance pursuant to Company stock plans, not counting the 3,000,000 shares covered by the Legg Mason, Inc. 1996 Equity Incentive Plan that is proposed for shareholder approval at this Annual Meeting. After taking into account the shares reserved, and the 3,000,000 additional shares to be reserved, the Company would not have any additional authorized shares available for issuance without adopting the proposed amendment of the Articles of Incorporation.

         If the proposed amendment and the adoption of the Legg Mason, Inc. 1996 Equity Incentive Plan are approved, the Company would have 76,920,006 shares of common stock available for issuance. These shares would be available for issuance from time to time to such persons and for such consideration as the Company's Board of Directors may determine, without further action by the shareholders, except in the case of certain transactions as may be required by Maryland law or the rules of the New York Stock Exchange, and free from any shareholder preemptive rights. Although the Company has had discussions from time to time with respect to acquisition opportunities which could involve the issuance of shares of Common Stock, the Company is not presently engaged in any discussions with respect to any such acquisition. Other than in connection with its employee stock plans and future acquisition opportunities, the Company does not presently have any specific proposed use for the additional shares to be authorized.


                      RATIFICATION OF SELECTION OF AUDITORS

         The Board of Directors has selected Coopers & Lybrand L.L.P. to be the independent auditors of the Company for the fiscal year ending March 31, 1997. This selection will be submitted for ratification at the Annual Meeting. Representatives of Coopers & Lybrand will be present at the Annual Meeting. They will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.


                  STOCKHOLDER PROPOSALS FOR 1997 ANNUAL MEETING

         Any stockholder proposal intended for inclusion in the proxy material for the 1997 Annual Meeting must be received in writing by the Company on or before February 15, 1997. The inclusion of any proposal will be subject to applicable rules of the Securities and Exchange Commission.


                        COMPLIANCE WITH SECTION 16(a) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

         Pursuant to Section 16(a) of the Securities Exchange Act of 1934 and the rules thereunder, the Company's executive officers and directors are required to file with the Securities and Exchange Commission and the New York Stock Exchange reports of their ownership of Common Stock. Based solely on a review of copies of such reports furnished to the Company, or written representations that no reports were required, the Company believes that during the fiscal year ended March 31, 1996 its executive officers and directors complied with the Section 16(a) requirements except that reports covering a gift of 460 shares and a dividend reinvestment purchase of 650 shares by Edmund J. Cashman, Jr., and a gift of 112 shares and a sale of 1,000 shares by John B. Levert, Jr. were filed late.


                                  OTHER MATTERS

         The Board of Directors of the Company is not aware of any other matters to come before the meeting. If any other matters should come before the meeting, the persons named in the enclosed proxy will act thereon according to their best judgment.


                                            By order of the Board of Directors



                                            CHARLES A. BACIGALUPO
                                                Secretary

                                                                     APPENDIX A

                                LEGG MASON, INC.
                           1996 EQUITY INCENTIVE PLAN


1.       Purpose

         The purpose of the Plan is to provide motivation to Key Employees of the Company and its Subsidiaries to put forth maximum efforts toward the continued growth, profitability, and success of the Company and its Subsidiaries by providing incentives to such Key Employees through the ownership and performance of the Common Stock or Common Stock derivatives of the Company. Toward this objective, the Committee may grant stock options, stock appreciation rights, Stock Awards, performance units, performance shares, and/or other incentive awards to Key Employees of the Company and its Subsidiaries on the terms and subject to the conditions set forth in the Plan.

2.       Definitions

         2.1 "Award" means any form of stock option, stock appreciation right, Stock Award, performance unit, performance shares or other incentive award granted under the Plan, whether individually, in combination, or in tandem, to a Participant by the Committee pursuant to such terms, conditions, restrictions, and/or limitations, if any, as the Committee may establish by the Award Notice or otherwise.

         2.2 "Award Notice" means a written notice from the Company to a Participant that establishes the terms, conditions, restrictions, and/or limitations applicable to an Award in addition to those established by this Plan and by the Committee's exercise of its administrative powers.

         2.3 "Board" means the Board of Directors of the Company.

         2.4 "Code" means the Internal Revenue Code of 1986, as amended from time to time.

         2.5 "Committee" means the Compensation Committee of the Board, or such other committee designated by the Board, authorized to administer the Plan under paragraph 3 hereof. So long as required by law, the Committee shall consist of not less than two members, each of whom shall be a "disinterested person" within the meaning of Rule 16b-3 promulgated under Section 16 of the Exchange Act and an outside director within the meaning of Section 162(m) of the Code and related Treasury regulations. The Committee shall from time to time designate the Key Employees who shall be eligible for Awards pursuant to this Plan.

         2.6 "Common Stock" means common stock, par value $.10 per share, of the Company.

         2.7 "Company" means Legg Mason, Inc.

         2.8 "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         2.9 "Key Employee" means officers of the Company or a Subsidiary and any other employee of the Company or a Subsidiary so designated by the Committee.

         2.10 "Participant" means any individual to whom an Award has been granted by the Committee under this Plan.

         2.11 "Plan" means the Legg Mason, Inc. 1996 Equity Incentive Plan.

         2.12 "Stock Award" means an award granted pursuant to paragraph 10 hereof in the form of shares of Common Stock, Common Stock derivatives, restricted shares of Common Stock, and/or Units of Common Stock.

         2.13 "Subsidiary" means a corporation or other business entity in which the Company directly or indirectly has an ownership interest of 50 percent or more.

         2.14 "Unit" means a bookkeeping entry used by the Company to record and account for the grant of the following Awards until such time as the Award is paid, cancelled, forfeited or terminated, as the case may be: Units of Common Stock, performance units, and performance shares which are expressed in terms of Units of Common Stock.

3.       Administration

         The Plan shall be administered by the Committee. The Committee shall have the authority to (a) interpret the Plan and make factual determinations;
(b) establish or amend such rules and regulations as it deems necessary for the proper operation and administration of the Plan; (c) select Key Employees to receive Awards under the Plan; (d) determine the form of an Award, whether a stock option, stock appreciation right, Stock Award, performance unit, performance share, or other incentive award established by the Committee in accordance with clause (h) below, the number of shares or Units subject to the Award, all the terms, conditions, restrictions and/or limitations, if any, of an Award, including the time and conditions of exercise or vesting, and the terms of any Award Notice, which may include the waiver or amendment of prior terms and conditions or acceleration or early vesting or payment of an Award under certain circumstances determined by the Committee; (e) determine whether Awards will be granted individually, in combination or in tandem; (f) grant waivers of Plan terms, conditions, restrictions, and limitations; (g) accelerate the vesting, exercise, or payment of an Award or the performance period of an Award when such action or actions would be in the best interest of the Company; (h) establish such other types of Awards, besides those specifically enumerated in paragraph 2.1 hereof, which the Committee determines are consistent with the Plan's purpose; and (i) take any and all other action it deems necessary or advisable for the proper operation or administration of the Plan. The Committee shall also have the authority to grant Awards in replacement of Awards previously granted under this Plan or any other executive compensation plan of the Company or a Subsidiary. All determinations of the Committee shall be made by a majority of its members, and its determinations shall be final, binding and conclusive. All actions required of the Committee under the Plan shall be made in the Committee's sole discretion, not in a fiduciary capacity and need not be uniformly applied to other persons, including similarly situated persons. The Committee, in its discretion, may delegate its authority and duties under the Plan to the Chief Executive Officer and/or to other senior officers of the Company under such conditions and/or subject to such limitations as the Committee may establish; provided, however, that only the Committee may select and grant Awards to Participants who are subject to Section 16 of the Exchange Act or to whom Section 162(m) of the Code applies.

4.       Eligibility

         Any Key Employee is eligible to become a Participant of the Plan.

5.       Shares Available

         The maximum number of shares of Common Stock, $0.10 par value per share, of the Company which shall be available for grant of Awards under the Plan (including incentive stock options) during its term shall not exceed 3,000,000. Notwithstanding anything in the Plan to the contrary, the maximum aggregate number of shares of Common Stock that shall be granted under the Plan to any one individual during any calendar year shall be 250,000. (Such amount shall be subject to adjustment as provided in paragraph 20.) Any shares of Common Stock related to Awards which terminate by expiration, forfeiture, cancellation or otherwise without the issuance of shares, are settled in cash in lieu of Common Stock, or are exchanged in the Committee's discretion for Awards not involving Common Stock, shall be available again for grant under the Plan. Further, any shares of Common Stock which are used by a Participant for the full or partial payment to the Company of the purchase price of shares of Common Stock upon exercise of a stock option, or for any withholding taxes due as a result of such exercise, shall again be available for Awards under the Plan. Similarly, shares of Common Stock with respect to which a stock appreciation right ("SAR") has been exercised and paid in cash shall again be available for grant under the Plan. The shares of Common Stock available for issuance under the Plan may be authorized and unissued shares or treasury shares.

6.       Term

         The Plan shall become effective as of April 18, 1996, subject to its approval by the Company's shareholders at the 1996 annual meeting. No Awards shall be exercisable or payable before approval of the Plan has been obtained from the Company's shareholders. Awards shall not be granted pursuant to the Plan after April 17, 2006.

7.       Participation

         The Committee shall select, from time to time, Participants from those Key Employees who, in the opinion of the Committee, can further the Plan's purposes. Once a Participant is so selected, the Committee shall determine the type or types of Awards to be made to the Participant and shall establish in the related Award Notices the terms, conditions, restrictions and/or limitations, if any, applicable to the Awards in addition to those set forth in this Plan and the administrative rules and regulations issued by the Committee.

8.       Stock Options

         (a) Grants. Awards may be granted in the form of stock options to purchase Common Stock or Common Stock derivatives. These stock options may be incentive stock options within the meaning of Section 422 of the Code or non-qualified stock options (i.e., stock options which are not incentive stock options), or a combination of both.

         (b) Terms and Conditions of Options. An option shall be exercisable in whole or in such installments and at such times as may be determined by the Committee. The price at which Common Stock may be purchased upon exercise of a stock option shall be established by the Committee, but such price shall not be less than 50 percent of the fair market value of the Common Stock, as determined by the Committee, on the date of the stock option's grant.

         (c) Restrictions Relating to Incentive Stock Options. Stock options issued in the form of incentive stock options shall, in addition to being subject to all applicable terms, conditions, restrictions and/or limitations established by the Committee, comply with Section 422 of the Code. Accordingly, to the extent that the aggregate fair market value (determined at the time the option was granted) of the Common Stock with respect to which incentive stock options are exercisable for the first time by a

Participant during any calendar year (under this Plan or any other plan of the Company or any of its Subsidiaries) exceeds $100,000 (or such other limit as may be required by the Code), then such option as to the excess shall be treated as a nonqualified stock option. Further, the per share option price of an incentive stock option shall not be less than 100 percent of the fair market value of the Common Stock, as determined by the Committee, on the date of the grant. An incentive stock option shall not be granted to any Participant who is not an employee of the Company or any "subsidiary" (within the meaning of section 424(f) of the Code). An incentive stock option shall not be granted to any employee who, at the time of grant, owns stock possessing more than 10 percent of the total combined voting power of all classes of stock of the Company or any "parent" or "subsidiary" of the Company (within the meaning of section 424(f) of the Code), unless the purchase price per share is not less than 110% of the fair market value of Common Stock on the date of grant and the option exercise period is not more than five years from the date of grant. Otherwise, each option shall expire not later than ten years from its date of grant.

         (d) Additional Terms and Conditions. The Committee may, by way of the Award Notice or otherwise, establish such other terms, conditions, restrictions and/or limitations, if any, of any stock option Award, provided they are not inconsistent with the Plan.

         (e) Exercise. Upon exercise, the option price of a stock option may be paid (i) in cash or by check, bank draft or money order payable to the order of the Company; (ii) in shares of Common Stock or shares of restricted Common Stock as to which restrictions have lapsed; (iii) a combination of the foregoing; or
(iv) such other consideration as the Committee may deem appropriate. Subject to the discretion of the Committee, any option granted under the Plan may be exercised by a broker-dealer acting on behalf of a Participant if (i) the broker-dealer has received from the Participant or the Company a fully- and duly-endorsed agreement evidencing such option and instructions signed by the Participant requesting the Company to deliver the shares of Common Stock subject to such option to the broker-dealer on behalf of the Participant and specifying the account into which such shares should be deposited, (ii) adequate provision has been made with respect to the payment of any withholding taxes due upon such exercise or, in the case of an incentive stock option, the disposition of such shares and (iii) the broker-dealer and the Participant have otherwise complied with Section 220.3(e)(4) of Regulation T, 12 CFR Part 220 and any successor rules and regulations applicable to such exercise. The Committee shall establish appropriate methods for accepting Common Stock, whether restricted or unrestricted, and may impose such conditions as it deems appropriate on the use of such Common Stock to exercise a stock option.

         (f) Rule 16b-3 Restrictions. A Participant who is a director or officer subject to Section 16 of the Exchange Act shall be required to exercise stock options in accordance with the requirements of Rule 16b-3 under the Exchange Act, as such Rule may be amended from time to time.

9.       Stock Appreciation Rights

         (a) Grants. Awards may be granted in the form of stock appreciation rights ("SARs"). An SAR may be granted in tandem with all or a portion of a related stock option under the Plan ("Tandem SARs"), or may be granted separately ("Freestanding SARs"). A Tandem SAR may be granted either at the time of the grant of the related stock option or at any time thereafter during the term of the stock option. SARs shall entitle the recipient to receive a payment equal to the appreciation in market value of a stated number of shares of Common Stock from the exercise price to the market value on the date of exercise. In the case of SARs granted in tandem with stock options granted prior to the grant of such SARS, the appreciation in value is from the option price of such related stock option to the market value on the date of exercise. No SAR may be exercised for cash by an officer or director of the Company who is subject to
Section 16 of the Exchange Act, except in accordance with Rule 16b-3 under the Exchange Act, as such Rule may be amended from time to time.

         (b) Terms and Conditions of Tandem SARS. A Tandem SAR shall be exercisable to the extent, and only to the extent, that the related stock option is exercisable, and the "exercise price" of such an SAR (the base from which the value of the SAR is measured at its exercise) shall be the option price under the related stock option. However, at no time shall a Tandem SAR be issued if the option price of its related stock option is less than 50 percent of the fair market value of the Common Stock, as determined by the Committee, on the date of the Tandem SAR's grant. If a related stock option is exercised as to some or all of the shares covered by the Award, the related Tandem SAR, if any, shall be cancelled automatically to the extent of the number of shares covered by the stock option exercise. Upon exercise of a Tandem SAR as to some or all of the shares covered by the Award, the related stock option shall be cancelled automatically to the extent of the number of shares covered by such exercise, and such shares shall again be eligible for grant in accordance with paragraph 5 hereof, except to the extent any shares of Common Stock are issued to settle the SAR.

         (c) Terms and Conditions of Freestanding SARS. Freestanding SARs shall be exercisable in whole or in such installments and at such times as may be determined by the Committee and designated in the Award Notice. The exercise price of a Freestanding SAR shall also be determined by the Committee; provided, however, that such price shall not be less than 50 percent of the fair market value of the Common Stock, as determined by the Committee, on the date of the Freestanding SAR's grant.

         (d) Deemed Exercise. The Committee may provide that an SAR shall be deemed to be exercised at the close of business on the scheduled expiration date of such SAR, if at such time the SAR by its terms remains exercisable and, if exercised, would result in a payment to the holder of such SAR.

         (e) Additional Terms and Conditions. The Committee may, by way of the Award Notice or otherwise, determine such other terms, conditions, restrictions and/or limitations, if any, of any SAR Award, provided they are not inconsistent with the Plan.

10.      Stock Awards

         (a) Grants. Awards may be granted in the form of Stock Awards. Stock Awards may consist of grants of Common Stock or Common Stock derivatives, and may be granted either for consideration or for no consideration, as determined in the sole discretion of the Committee. Stock Awards shall be awarded in such numbers and at such time during the term of the Plan as the Committee shall determine.

         (b) Terms and Conditions of Awards. Stock Awards shall be subject to such terms, conditions, restrictions, and/or limitations, if any, as the Committee deems appropriate including, but not by way of limitation, restrictions on transferability and continued employment. The Committee may modify or accelerate the delivery of a Stock Award under such circumstances as it deems appropriate, unless the Stock Award is subject to the provisions of paragraph 13.

         (c) Rights as Shareholders. During the period in which any restricted shares of Common Stock are subject to the restrictions imposed under paragraph 10(b), the Committee may, in its discretion, grant to the Participant to whom such restricted shares have been awarded all or any of the rights of a shareholder with respect to such shares, including, but not by way of limitation, the right to vote such shares and to receive dividends.

         (d) Evidence of Award. Any Stock Award granted under the Plan may be evidenced in such manner as the Committee deems appropriate, including, without limitation, book-entry registration or issuance of a stock certificate or certificates.

11.      Performance Units

         (a) Grants. Awards may be granted in the form of performance units. Performance units, as that term is used in this Plan, shall refer to Units valued by reference to designated criteria established by the Committee, other than Common Stock.

         (b) Performance Criteria. Performance units shall be contingent on the attainment during a performance period of certain performance objectives. The length of the performance period, the performance objectives to be achieved during the performance period, and the measure of whether and to what degree such objectives have been attained shall be conclusively determined by the Committee in the exercise of its absolute discretion. Subject to the requirements of paragraph 13, if applicable, performance objectives may be revised by the Committee, at such times as it deems appropriate during the performance period, in order to take into consideration any unforeseen events or changes in circumstances.

         (c) Additional Terms and Conditions. The Committee may, by way of the Award Notice or otherwise, determine such other terms, conditions, restrictions, and/or limitations, if any, of any Award of performance units, provided they are not inconsistent with the Plan.

12.      Performance Shares

         (a) Grants. Awards may be granted in the form of performance shares. Performance shares, as that term is used in this Plan, shall refer to shares of Common Stock or Units which are expressed in terms of Common Stock.

         (b) Performance Criteria. Performance shares shall be contingent upon the attainment during a performance period of certain performance objectives. The length of the performance period, the performance objectives to be achieved during the performance period, and the measure of whether and to what degree such objectives have been attained shall be conclusively determined by the Committee in the exercise of its absolute discretion. Subject to the requirements of paragraph 13, if applicable, performance objectives may be revised by the Committee, at such times as it deems appropriate during the performance period, in order to take into consideration any unforeseen events or changes in circumstances.

         (c) Additional Terms and Conditions. The Committee may, by way of the Award Notice or otherwise, determine such other terms, conditions, restrictions and/or limitations, if any, of any Award of performance shares, provided they are not inconsistent with the Plan.

13.      Provisions Applicable to Section 162(m) Participants

         (a) Designation of Participants and Goals. Within 90 days after the start of each fiscal year (or by such other time as may be required or permitted by Section 162(m) of the Code), the Committee shall, in writing: (i) designate the Participants for whom the grant of Stock Awards, performance units, or performance shares (and the entitlement to dividends or dividend equivalents with respect to such Awards, if any), or the forgiveness of any loan pursuant to paragraph 14, shall be subject to this paragraph 13; (ii) select the performance goal or goals applicable to the fiscal year or years included within any performance period;
(iii) establish the number or amount of Stock Awards, performance units and performance shares which may be earned or the amount of any loan which may be forgiven, for such year or such years within a performance period by each such Participant; (iv) specify the relationship between performance goals and the amount or number of Stock Awards, performance units or performance shares to be earned by each such Participant, or the amount of the forgiveness of any loan made under paragraph 14, for such year or period and (v) the method for computing the amount or number of Stock Awards, performance units or performance shares payable, or the amount of any loan which may be forgiven, if the performance goals are attained.

         The Committee may specify that the amount or number of Stock Awards, performance units and performance shares (and the entitlement to dividends or dividend equivalents with respect to such Awards, if any) will be earned, or that the amount of any loan will be forgiven, if the applicable target is achieved for one goal or for any one of a number of goals for a fiscal year or years within a performance period. The Committee may also provide that the amount or number of Stock Awards, performance units and performance shares to be earned, or the amount of any loan forgiven, for a given fiscal year or years within a performance period will vary based upon different levels of achievement of the applicable performance targets.

         (b) Performance Criteria. For purposes of this paragraph 13, performance goals shall be limited to one or more of the following: (i) future economic value per share of Common Stock, (ii) earnings per shares, (iii) return on average common equity, (iv) pre-tax income, (v) pre-tax operating income,
(vi) net revenue, (vii) net income, (viii) profits before taxes, (ix) book value per share, (x) stock price and (xi) earnings available to common stockholders.

         (c) Annual Payment. Following the completion of each fiscal year or completion of a performance period, the Committee shall certify in writing whether the applicable performance goals have been achieved for such year or performance period and the amount or number of Stock Awards, performance shares or performance units, if any, payable to a Participant or the amount of any loan forgiven with respect to a Participant for such fiscal year or performance period. The amounts due to a Participant to whom this paragraph 13 applies will be paid following the end of the applicable fiscal year or performance period after such certification by the Committee. In determining the amount due to a Participant, or the amount of any loan forgiven on with respect to a Participant, to whom this paragraph applies for a given fiscal year or performance period, the Committee shall have the right to reduce (but not to increase) the amount payable or forgiven at a given level of performance to take into account additional factors that the Committee may deem relevant to the assessment of individual or corporate performance for the year.

         (d) Restrictions. Anything in this paragraph 13 to the contrary notwithstanding, the maximum annual amount that may be paid to a Participant or the maximum amount of any loan that may be forgiven under the Plan for (i) the fiscal year in which the Plan is approved by the Stockholders of the Company shall equal no more than $2,000,000 and (ii) each subsequent fiscal year shall equal 110% of such maximum amount for the preceding fiscal year; provided that the maximum annual amount determined under this paragraph 13 shall be determined without regard to the value of any stock options granted to a Participant under the Plan.

         (e) Adjustment for Non-Recurring Items, Etc. Notwithstanding anything herein to the contrary, if the Company's financial performance is affected by any event that is of a non-recurring nature, the Committee in its sole discretion may make such adjustments in the financial criteria as it shall determine to be equitable and appropriate in order to make the calculations of Awards, as nearly as may be practicable, equivalent to the calculation that would have been made without regard to such event. In the event of a significant change of the business or assets of the Company under circumstances involving an acquisition or a merger, consolidation or similar transaction, the Committee shall, in good faith, recommend to the Board for approval such revisions to the financial criteria and the other terms and conditions used in calculating Awards for the then current Plan Year as it reasonably deems appropriate in light of any such change.

         (f) Repeal of Section 162(m). Without further action by the Board, the provisions of this paragraph 13 shall cease to apply on the effective date of the repeal of Section 162(m) of the Code (and any successor provision thereto).

14.      Loans

         The Committee may authorize the making of loans or cash payments to Participants in connection with any Award under the Plan, the exercise of a stock option or the payment of consideration in connection with a Stock Award, which loan may be secured by any security, including Common Stock or Common Stock derivatives, underlying or related to such Award or payment (provided that such loan shall not exceed the fair market value of the security subject to such Award or so purchased), and which may be forgiven upon such terms and conditions as the Committee may establish at the time of such loans or at any time thereafter, including the attainment of a performance goal or goals pursuant to paragraph 13.

15.      Payment of Awards

         At the discretion of the Committee, payment of Awards may be made in cash, Common Stock, Common Stock derivatives, a combination of any of the foregoing, or any other form of property as the Committee shall determine. In addition, payment of Awards may include such terms, conditions, restrictions, and/or limitations, if any, as the Committee deems appropriate, including, in the case of Awards paid in the form of Common Stock, restrictions on transfer and forfeiture provisions. Further, payment of Awards may be made in the form of a lump sum or installments, as determined by the Committee.

16.      Dividends and Dividend Equivalents

         If an Award is granted in the form of a Stock Award, stock option, or performance share, or in the form of any other stock- based grant, the Committee may choose, at the time of the grant of the Award or any time thereafter up to the time of the Award's payment, to include as part of such Award an entitlement to receive dividends or dividend equivalents, subject to such terms, conditions, restrictions, and/or limitations, if any, as the Committee may establish. Dividends and dividend equivalents shall be paid in such form and manner (i.e., lump sum or installments), and at such time as the Committee shall determine. All dividends or dividend equivalents which are not paid currently may, at the Committee's discretion, accrue interest, be reinvested into additional shares of Common Stock or, in the case of dividends or dividend equivalents credited in connection with performance shares, be credited as additional performance shares and paid to the Participant if and when, and to the extent that, payment is made pursuant to such Award.

17.      Deferral of Awards

         At the discretion of the Committee, payment of a Stock Award, performance share, performance unit, dividend, dividend equivalent, or any portion thereof may be deferred by a Participant until such time as the Committee may establish. All such deferrals shall be accomplished by the delivery of a written, irrevocable election by the Participant at least six months (and in the calendar year) prior to such time payment would otherwise be made, on a form provided by the Company. Further, all deferrals shall be made in accordance with administrative guidelines established by the Committee to ensure that such deferrals comply with all applicable requirements of the Code and its regulations. Deferred payments shall be paid in a lump sum or installments, as determined by the Committee. The Committee may also credit interest, at such rates to be determined by the Committee, on cash payments that are deferred and credit dividends or dividend equivalents on deferred payments denominated in the form of Common Stock.

18.      Termination of Employment

         If a Participant's employment with the Company or a Subsidiary terminates for a reason other than death, disability, retirement, or any approved reason, all unexercised, unearned, and/or unpaid Awards, including, but not by way of limitation, Awards earned, but not yet paid, all unpaid dividends and dividend equivalents, and all interest accrued on the foregoing shall be cancelled or forfeited, as the case may be, unless the Participant's Award Notice provides otherwise. The Committee shall have the authority to promulgate rules and regulations to (i) determine what events constitute disability, retirement, or termination for an approved reason for purposes of the Plan, and
(ii) determine the treatment of a Participant under the Plan in the event of his death, disability, retirement, or termination for an approved reason. Notwithstanding the foregoing, and to the extent that an incentive stock option is not treated as a nonqualified stock option by the Committee or under the terms of the Plan, an incentive stock option may not be exercisable more than 90 days after the date the Participant terminates employment for any reason; provided, however, that if the Participant terminates employment because of a disability, the incentive stock option may not be exercised more than one year after the date of such termination.

19.      Nonassignability

         Unless the Committee determines otherwise, no stock options, SARs, performance shares or other derivative securities (as defined in the rules and regulations promulgated under Section 16 of the Exchange Act) awarded under the Plan shall be subject in any manner to alienation, anticipation, sale, transfer, assignment, pledge, or encumbrance, except for transfers by will or the laws of descent and distribution; provided, however, that the Committee may, subject to such terms and conditions as the Committee shall specify, permit the transfer of an Award to a Participant's family members or to one or more trusts established in whole or in part for the benefit of one or more of such family members; provided, further, that the restrictions in this sentence shall not apply to the shares of Common Stock received in connection with an Award after the date that the restrictions on transferability of such shares set forth in the applicable Award Notice have lapsed. During the lifetime of the Participant, an Option, SAR, or similar- type other award shall be exercisable only by him or by the family member or trust to whom such Option, SAR, or other Award has been transferred in accordance with the previous sentence.

20.      Adjustment of Shares Available

         If there is any change in the number of outstanding shares of Common Stock through the declaration of stock dividends, stock splits or the like, the number of shares available for Awards, the shares subject to any Award and the option prices or exercise prices of Awards shall be automatically adjusted. If there is any change in the number of outstanding shares of Common Stock through any change in the capital account of the Company, or through any other transaction referred to in Section 424(a) of the Code, the Committee shall make appropriate adjustments in the maximum number of shares of Common Stock which may be issued under the Plan and any adjustments and/or modifications to outstanding Awards as it deems appropriate. In the event of any other change in the capital structure or in the Common Stock of the Company, the Committee shall also be authorized to make such appropriate adjustments in the maximum number of shares of Common Stock available for issuance under the Plan and any adjustments and/or modifications to outstanding Awards as it deems appropriate.

21.      Withholding Taxes

         The Company shall be entitled to deduct from any payment under the Plan, regardless of the form of such payment, the amount of all applicable income and employment taxes required by law to be withheld with respect to such payment or may require the Participant to pay to it such tax prior to and as a condition of the making of such payment. In accordance with any applicable administrative guidelines it establishes, the Committee may allow a Participant to pay the amount of taxes required by law to be withheld from an Award by withholding from any payment of Common Stock due as a result of such Award, or by permitting the Participant to deliver to the Company, shares of Common Stock, having a fair market value, as determined by the Committee, equal to the amount of such required withholding taxes; provided that if the Participant is a director or officer who is subject to Section 16 of the Exchange Act, the withholding of shares of Common Stock must be made in compliance with Rule 16b-3 under the Exchange Act.

22.      Noncompetition Provision

         Unless the Award Notice specifies otherwise, a Participant shall forfeit all unexercised, unearned, and/or unpaid Awards, including, but not by way of limitation, Awards earned but not yet paid, all unpaid dividends and dividend equivalents, and all interest, if any, accrued on the foregoing if, (i) in the opinion of the Committee, the Participant, without the written consent of the Company, engages directly or indirectly in any manner or capacity as principal, agent, partner, officer, director, employee, or otherwise, in any business or activity competitive with the business conducted by the Company or any Subsidiary; or (ii) the Participant performs any act or engages in any activity which in the opinion of the Chief Executive Officer of the Company is inimical to the best interests of the Company. In addition, the Committee may, in its discretion, condition the grant, exercise, payment or deferral of any Award, dividend, or dividend equivalent made under the Plan on a Participant's compliance with the terms of this paragraph 22 and any other terms specified by the Committee in the Award Notice, and cause such a Participant to forfeit any payment which is deferred or to grant to the Company the right to obtain equitable relief if the Participant fails to comply with the terms hereof.

23.      Amendments to Awards

         Subject to the requirements of paragraph 13, the Committee may at any time unilaterally amend any unexercised, unearned, or unpaid Award, including, but not by way of limitation, Awards earned but not yet paid, to the extent it deems appropriate; provided, however, that any such amendment which, in the opinion of the Committee, is adverse to the Participant shall require the Participant's consent.

24.      Compliance with Law

         Notwithstanding anything contained in this Plan to the contrary, the Company shall have no obligation to issue or deliver certificates of Common Stock evidencing Stock Awards or any other Award resulting in the payment of Common Stock prior to (a) the obtaining of any approval from, or satisfaction of any waiting period or other condition imposed by, any governmental agency which the Company shall, in its sole discretion, determine to be necessary or advisable, (b) the admission of such shares to listing on the stock exchange on which the Common Stock may be listed, and (c) the completion of any registration or other qualification of said shares under any state or federal law or ruling of any governmental body which the Company shall, in its sole discretion, determine to be necessary or advisable. With respect to persons subject to
Section 16 of the Exchange Act, it is the intent of the Company that the Plan and all transactions under the Plan comply with all applicable provisions of Rule 16b-3, as the Rule may be amended or replaced, under the Exchange Act.

25.      No Right to Continued Employment or Grants

         Participation in the Plan shall not give any Key Employee any right to remain in the employ of the Company or any Subsidiary. The Company or, in the case of employment with a Subsidiary, the Subsidiary, reserves the right to terminate any Key Employee at any time. Further, the adoption of this Plan shall not be deemed to give any Key Employee or any other individual any right to be selected as a Participant or to be granted an Award.

26.      Amendment

         The Committee may suspend or terminate the Plan at any time. In addition, the Committee may, from time to time, amend the Plan in any manner, but may not without Board and shareholder approval adopt any amendment which would (a) materially increase the benefits accruing to Participants under the Plan, (b) materially increase the number of shares of Common Stock which may be issued under the Plan (except as specified in paragraph 19), or (c) materially modify the requirements as to eligibility for participation in the Plan; and provided further that the Committee shall not amend the Plan without the approval of the Board or the shareholders if such approval is required by Rule 16b-3 of the Exchange Act or Section 162(m) of the Code.

27.      Governing Law

         The Plan shall be governed by and construed in accordance with the laws of the State of Maryland except as superseded by applicable Federal Law.

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                                                                     APPENDIX B


                                LEGG MASON, INC.
             Proxy for Annual Meeting of Stockholders, July 24, 1996

         The undersigned hereby appoints Raymond A. Mason, Charles A. Bacigalupo and John F. Curley, Jr., and each of them, as proxy, with full power of substitution, to vote all shares which the undersigned is entitled to vote at the Annual Meeting of Stockholders of Legg Mason, Inc., on July 24, 1996, at 10:00 a.m., and at any adjournment thereof.

         The Board of Directors recommends a vote FOR each of the items below.

1.       FOR [ ]  WITHHOLD [ ]  The election of all Nominees listed (except as marked to the contrary):

         Nominees for the term expiring at the 1999 annual meeting

              Raymond A. Mason        James W. Brinkley   Nicholas J. St. George
              Richard J. Himelfarb    Roger W. Schipke    Edward I. O'Brien

         (to withhold authority to vote for any individual nominee strike a line through the nominee's name)

2.       FOR [ ] AGAINST [ ] ABSTAIN [ ] Approval of Legg Mason, Inc. 1996
                                         Equity Incentive Plan.
3.       FOR [ ] AGAINST [ ] ABSTAIN [ ] Approval of Amendment of Legg Mason,
                                          Inc. Articles of Incorporation to
                                          Increase Authorized Common Stock.
4.       FOR [ ] AGAINST [ ] ABSTAIN [ ] Ratification of Coopers & Lybrand
                                          L.L.P. as independent auditors of the
                                          Company for the fiscal year ending
                                          March 31, 1997.

5. To act upon any other matter which may properly come before the meeting or any adjournment thereof.

         This proxy will be voted on each of the foregoing items as specified by the person signing it, but if no specification is made the proxy will be voted FOR the election of Directors and FOR the other proposals.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.
                    IT MAY BE REVOKED PRIOR TO ITS EXERCISE.

      Receipt of notice of the meeting and proxy statement is hereby acknowledged, and the terms of the notice and statement are hereby incorporated by reference into this proxy. The undersigned hereby revokes all proxies heretofore given for said meeting or any adjournment or adjournments thereof.



Dated:.......................1996             ..............................
                                                          (SEAL)




                                              .............................
                                                          (SEAL)

                                             Please  date and then sign  exactly
                                             as name  appears  to the  left.  If
                                             signing    for    trust,    estate,
                                             corporation  or other legal entity,
                                             capacity or title should be stated.
                                             If shares are jointly  owned,  both
                                             owners should sign.


PLEASE DATE AND SIGN THIS PROXY AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE